UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 4, 2010

PACIFIC OFFICE PROPERTIES TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-9900	86-0602478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

233 Wilshire Blvd. Suite 310 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

(310) 395-2083
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.                      Material Modification to Rights of Security Holders.

The information disclosed in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 4, 2010, Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), filed with the Maryland State Department of Assessments and Taxation articles supplementary to its charter reclassifying and designating all 40,000,000 shares of its senior common stock, par value $0.0001 per share, as a new class designated the “Senior Common Stock” and establishing the terms of such class.

The effect of this reclassification was to require the consent of at least two-thirds of the votes entitled to be cast by the holders of the Senior Common Stock in order to amend the terms of the Senior Common Stock, except for amendments required to cure any ambiguity, comply with legal requirements applicable to the Company or correct or supplement any provision in the terms of the Senior Common Stock in a manner not inconsistent with law or with other provisions of the terms of the Senior Common Stock.  No other changes to the terms of the class previously designated as senior common stock were made.

The Senior Common Stock ranks senior to the Company’s common stock listed on the NYSE Amex (“Listed Common Stock”) and the Company’s Class B Common Stock with respect to payments of dividends and distribution of amounts upon liquidation, dissolution or winding up.  It has a $10.00 per share (plus accrued and unpaid dividends) liquidation preference.  Subject to the preferential rights of any future series of preferred shares, holders of Senior Common Stock will be entitled to receive, when and as declared by the Company’s Board of Directors, cumulative cash dividends in an amount per share equal to a minimum of $0.725 per share per annum, payable monthly.  Should the dividend payable on the Listed Common Stock grow to exceed its current rate of $0.20 per share per annum, the Senior Common Stock dividend would increase by 25% of the amount by which the Listed Common Stock dividend exceeds $0.20 per share per annum.  Except as described above, holders of Senior Common Stock have the right to vote on all matters presented to stockholders as a single class with holders of the Listed Common Stock, the Class B Common Stock and the Company’s outstanding share of Proportionate Voting Preferred Stock.  Each share of the Company’s common stock (including the Listed Common Stock, the Class B Common Stock and the Senior Common Stock) is entitled to one vote on each matter to be voted upon by the Company’s stockholders.  The outstanding share of Proportionate Voting Preferred Stock entitles the holder thereof to the number of votes equal to the number of shares of Listed Common Stock issuable upon redemption (for shares) of Common Units and Class A Convertible Preferred Units of the Operating Partnership issued in connection with the Company’s formation transactions (which equals 46,173,693 votes as of the date hereof).  Shares of Senior Common Stock may be exchanged, at the option of the holder, for shares of Listed Common Stock after the fifth anniversary of the issuance of such shares of Senior Common Stock.

The information set forth above is qualified in its entirety by reference to the actual terms of the articles supplementary filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Articles Supplementary of Board of Directors Reclassifying and Designating a Series of Common Stock as Senior Common Stock, dated March 4, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Office Properties Trust, Inc

Date: March 9, 2010	By:	/s/ Jay H. Shidler
Jay H. Shidler
Chief Executive Officer